Exhibit 23.3




                         CONSENT OF INDEPENDENT AUDITORS








We hereby consent to the inclusion of our reports, dated February 28, 2007, with respect to the financial statements of EagleRock Capital Partners (QP) LP, and EagleRock Master Fund LP as of December 31, 2006 and 2005 and for the years ended December 2006, 2005 and 2004, respectively, included as item 15(c)(2) in Leucadia National Corporation's Form 10-K/A and with respect to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-51494).






/s/ BDO Seidman, LLP

New York, New York

March 21, 2007